Exhibit 8.2

HUNTON ANDREWS KURTH LLP 600 TRAVIS STREET SUITE 4200 HOUSTON, TEXAS 77002 TEL 713-220-4200

June 2, 2022	File No: 049743.24

Healthcare Realty Trust Incorporated

3310 West End Avenue, Suite 700

Nashville, Tennessee 37203

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (“HR”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4, initially filed with the Commission on May 2, 2022 (as amended through the date hereof, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the merger (the “Merger”) of HR Acquisition 2, LLC, a Maryland limited liability company (“Merger Sub”) with and into HR, pursuant to the terms of that certain Agreement and Plan of Merger dated as of February 28, 2022, by and among Healthcare Trust of America, Inc., a Maryland corporation (the “Company”), Merger Sub, Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Company OP”), and HR (as it may be amended from time to time, the “Merger Agreement”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion.

A.	Documents Reviewed

In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

1.    the Merger Agreement;

2.    the Registration Statement;

3.    the Certificates of the Company and HR, delivered to us as of the date hereof, with respect to various factual representations and certifications (collectively, the “Certificates”);

4.    the form of opinion of counsel to be delivered by McDermott Will & Emery LLP with respect to qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (the “McDermott Will & Emery Opinion”) in connection with the preparation and filing with the Commission of the Registration Statement; and

5.    such other documents as we have deemed necessary or appropriate for purposes of this opinion.

B.	Representations

In connection with the opinion rendered below, we have reviewed and relied upon the factual statements and representations set forth in the Certificates, which statements, and representations we have neither independently investigated nor verified.

C.	Assumptions

In connection with the opinion rendered below, we have assumed that:

1.    all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are authorized and competent to execute and deliver such documents;

2.    the Merger and the other transactions specified in the Merger Agreement will be consummated as provided in the Merger Agreement, without waiver of any material provision thereof;

3.     the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time;

4.    each of the parties to the Merger Agreement have complied and will continue to comply with the obligations, covenants and agreements contained in the Merger Agreement;

5.     the Merger will be reported by the Company and HR on their respective income tax returns in a manner consistent with the opinion set forth below, and each of the parties to the Merger Agreement will comply with all applicable reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder;

6.    the Certificates are true and accurate in all material respects as of the date hereof and at the Effective Time;

7.    commencing with its taxable year ended December 31, 2015, the Company has qualified, and through the taxable year which includes the Effective Time, will continue to qualify, as a real estate investment trust under Subchapter M of the Code;

8.    commencing with its taxable year ended December 31, 2015, HR has qualified, and through its taxable year that ends with the Effective Time, will continue to qualify, as a real estate investment trust under Subchapter M of the Code;

9.    the McDermott Will & Emery Opinion is being delivered concurrently herewith in the form provided to us and has not been and will not be modified or withdrawn; and

10.    there will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time.

D.	Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and at the Effective Time, and subject to the limitations set forth herein and in the Registration Statement under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES,” it is our opinion that the Merger, when effective, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

E.	Limitations

Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder, judicial decisions and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates or the Merger Agreement. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by the Company or HR) could adversely affect the opinions stated herein.

No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references to Hunton Andrews Kurth LLP under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

HUNTON ANDREWS KURTH LLP

/s/ Hunton Andrews Kurth LLP